Exhibit 24(b)(11)


                       Independent Auditors' Consent


The Shareholders and Board of Directors
Quest for Value Fund, Inc.:

We consent to the use of our report dated December 9, 1994 included herein and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.



                                    /s/ KPMG Peat Marwick
                                    ---------------------
                                    KPMG Peat Marwick LLP


New York, New York
November 20, 1995







LOF23/QUEST/VALUE.CON